POWER OF ATTORNEY

The undersigned, David O. Beim, Ronald W. Forbes, Dr. Matina Horner, Rodney D. Johnson, Herbert I. London, Ian A. MacKinnon, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Toby Rosenblatt, Kenneth L. Urish, Frederick W. Winter, Paul Audet and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, (except as noted therein), hereby authorize Janey Ahn, Neal J. Andrews, Benjamin Archibald, Edward Baer, Jay Fife, Scott Hilton, Brendan Kyne, Tricia Meyer, John M. Perlowski, Howard Surloff and Aaron Wasserman, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 22 day of February, 2013.

Signature	Title	Signature	Title

/s/ David O. Beim David O. Beim	Director/Trustee	/s/ Joseph P. Platt Joseph P. Platt	Director/Trustee

/s/ Ronald W. Forbes Ronald W. Forbes	Director/Trustee	/s/ Robert C. Robb, Jr. Robert C. Robb, Jr.	Director/Trustee

/s/ Dr. Matina S. Horner Dr. Matina S. Horner	Director/Trustee	/s/ Toby Rosenblatt Toby Rosenblatt	Director/Trustee

/s/ Rodney D. Johnson Rodney D. Johnson	Director/Trustee	/s/ Kenneth L. Urish Kenneth L. Urish	Director/Trustee

/s/ Herbert I. London Herbert I. London	Director/Trustee	/s/ Frederick W. Winter Frederick W. Winter	Director/Trustee

/s/ Ian A. MacKinnon Ian A. MacKinnon	Director/Trustee	/s/ Paul Audet Paul Audet	Director/Trustee

/s/ Cynthia A. Montgomery Cynthia A. Montgomery	Director/Trustee	/s/ Henry Gabbay Henry Gabbay	Director/Trustee

2

Appendix A

BBIF Government Securities Fund

BBIF Money Fund

BBIF Tax-Exempt Fund

BBIF Treasury Fund

BIF Government Securities Fund

BIF Money Fund

BIF Multi-State Municipal Series Trust

BIF Tax-Exempt Fund

BIF Treasury Fund

BlackRock Financial Institution Series Trust

BlackRock Funds

BlackRock Funds III

BlackRock Emerging Markets Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Master LLC+

BlackRock Pacific Fund, Inc.

BlackRock Series, Inc.

Funds For Institutions Series

Master Government Securities LLC+

Master Institutional Money Market LLC+

Master Investment Portfolio+

Master Large Cap Series LLC*+

Master Money LLC+

Master Tax-Exempt LLC+

Master Treasury LLC+

Quantitative Master Series LLC+

Ready Assets Prime Money Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BlackRock Balanced Capital Fund, Inc.
(in connection with its investment in the
Master Large Cap Core Portfolio of
Master Large Cap Series LLC)*

* The Directors/Trustees are authorized to sign the registration statement of BlackRock Balanced Capital Fund, Inc., which acts as a feeder fund into the Master Large Cap Core Portfolio of Master Large Cap Series LLC, in their capacity as directors of the master fund.

+ When required to do so, the Directors/Trustees, in their capacities as directors of the master funds listed above, are authorized to sign the registration statements of feeder funds, whether affiliated or not, that invest in the master fund or a series of such master fund.

A-1

SIGNATURES

This Registration Statement contains certain disclosures regarding State Street Equity 500 Index Portfolio (the “Portfolio”), a series of State Street Master Funds (the “Trust”). The Trust has, subject to the next following sentence, duly caused this Amendment to the Registration Statement on Form N-1A of the American Beacon Funds (the “Registrant”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and the Commonwealth of Massachusetts on April 30, 2013. The Trust is executing this Registration Statement only in respect of the disclosures contained herein specifically describing the Trust and the Portfolio, and hereby disclaims any responsibility or liability as to any other disclosures in this Registration Statement.

STATE STREET MASTER FUNDS

By: /s/Ellen M. Needham

Ellen M. Needham

President

This Registration Statement on Form N-1A of the Registrant has been signed below by the following persons, solely in the capacities indicated and subject to the next following sentence, on April 30, 2013. Each of the following persons is signing this Amendment to this Registration Statement only in respect of the disclosures contained herein specifically describing the Trust and the Portfolio, and hereby disclaims any responsibility or liability as to any other disclosures in this Registration Statement.

SIGNATURE	TITLE
/s/Ellen M. Needham	President (Principal Executive Officer), State Street Master Funds
Ellen M. Needham

/s/Laura F. Dell	Treasurer (Principal Accounting Officer), State Street Master Funds
Laura F. Dell

William L. Boyan*	Trustee, State Street Master Funds
William L. Boyan

Michael F. Holland*	Trustee and Chairman of the Board, State Street Master Funds
Michael F. Holland

Rina K. Spence*	Trustee, State Street Master Funds
Rina K. Spence

Douglas T. Williams*	Trustee, State Street Master Funds
Douglas T. Williams

*By: /s/Mark E. Tuttle Mark E. Tuttle Attorney-In-Fact pursuant to Powers of Attorney